UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2009 (July 1, 2009)

MEDIALINK WORLDWIDE INCORPORATED
(Exact name of registrant as specified in its charter)

DELAWARE	0-21989	52-1481284
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

708 THIRD AVENUE, NEW YORK, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (212) 682-8300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On July 1, 2009, Medialink Worldwide Incorporated, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with The NewsMarket, Inc., a Delaware corporation (“Parent”) and TNM Group Incorporated, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”).  Pursuant to the Merger Agreement, and upon the terms and conditions thereof, all issued and outstanding shares of the Company’s common stock, par value $0.01 per share, and all stock purchase rights associated with such shares (the “Shares”), will be cancelled and converted into the right to receive cash in the amount of $0.20 per share, without interest and less any applicable withholding taxes. After the consummation of the Merger, as hereinafter defined, and subject to certain terms and conditions in the Merger Agreement, the Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent (the “Surviving Corporation”). At the effective time of the Merger, each Share (other than Shares owned by the Company, any wholly-owned subsidiary of the Company, Parent, Merger Sub, or stockholders who have not voted in favor of the Merger or consented thereto in writing and who have properly demanded appraisal for such Shares in accordance with Section 262 of the Delaware General Corporation Law), will be automatically converted into the right to receive $0.20 in cash.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Merger Sub.  The Company has agreed to operate its business in the ordinary course until the Merger is consummated. The Company has also agreed not to solicit, encourage or initiate discussions with third parties regarding other proposals to acquire the Company and has agreed to certain other restrictions on its ability to respond to any unsolicited proposals. The Merger Agreement also includes customary termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, either the Company or Parent may be required to pay to the other party a termination fee of $275,000.

A copy of the Merger Agreement is attached as Exhibit 2.1 hereto and incorporated herein by reference. The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.

The Merger Agreement, which has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about the Company or Parent, contains representations and warranties of each of the Company, Parent and Merger Sub. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement, including information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of a specific date and are modified in important part by the underlying disclosure schedules. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

In order to induce Parent and Merger Sub to enter into the Merger Agreement, the directors and executive officers of the Company entered into a Stockholder Voting Agreement dated as of July 1, 2009, with Parent and Merger Sub (the “Voting Agreement”) pursuant to which such parties agreed, to vote their Shares in favor of the Merger and against any proposal, transaction or corporate action that would prevent or delay the consummation of the Merger, not to solicit competitive proposals nor seek appraisal rights under Delaware law, and to not dispose or encumber their shares in the Company or grant any proxy relating thereto.  Shares held by the directors and executive officers that are subject to the Voting Agreement represent in the aggregate approximately 9% of the Company's outstanding common stock on the date of the Merger Agreement.

A copy of the Voting Agreement is attached as Exhibit 10.17 hereto and is incorporated herein by reference. The foregoing summary of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement.

Item 3.03  Material Modification to Rights of Security Holders.

On July 1, 2009, prior to the execution of the Merger Agreement and the Voting Agreement, the Company entered into an amendment (the “Rights Amendment”) to the Preferred Stock Rights Agreement, dated as of August 16, 2001, between the Company and Mellon Investor Services, LLC (the “Rights Agreement”). The Rights Amendment, among other things, renders the Rights Agreement inapplicable to the Merger, the Voting Agreement, the Merger Agreement and the transactions contemplated thereby. The Rights Amendment provides that the approval, execution or delivery of the Merger Agreement, the Voting Agreement or the consummation of or announcement of the Merger or any other transaction contemplated in the Merger Agreement will not result in either Parent or Merger Sub being deemed an “Acquiring Person” (as such term is defined in the Rights Agreement).

In addition, the Rights Amendment provides that none of a “Shares Acquisition Date,” a “Distribution Date” or a “Section 13 Event” (as such terms are defined in the Rights Agreement) shall occur by reason of the approval, execution or delivery of the Merger Agreement, the Voting Agreement or the consummation of or announcement of the Merger or any other transaction contemplated in the Merger Agreement. The Rights Amendment also provides that the Rights Agreement will expire at the Effective Time (as such term is defined in the Merger Agreement) if the Rights Agreement has not otherwise terminated.

A copy of the Rights Amendment is attached as Exhibit 4.1 hereto and is incorporated herein by reference. The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Amendment.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company entered into a Separation Agreement and General Release with each of Laurence Moskowitz, Lawrence Thomas, and Kenneth Torosian (the “Separation Agreements”) that was effective as of July 1, 2009, upon signing of the Merger Agreement.  Pursuant to the Separation Agreements, the maximum amount of severance that can be received by each individual upon their termination in connection with the Merger was reduced from the amount each individual would otherwise have been entitled to pursuant to his employment agreement.  The amount to be received by each individual is variable and will be determined based on the Company’s balance sheet as of the closing of the Merger.  The Separation Agreements with Messrs. Moskowitz and Thomas also contain non-competition, non-solicitation, non-disparagement, confidentiality, post-closing assistance and release provisions.

A copy of the Separation Agreement and General Release with each of Laurence Moskowitz, Lawrence Thomas, and Kenneth Torosian are attached as Exhibits 10.1, 10.13 and 10.12, respectively, each of which is incorporated herein by reference. The foregoing summary of the Separation Agreements does not purport to be complete and is qualified in its entirety by reference to the text of each Separation Agreement.

Item 8.01  Other Events.

On July 1, 2009, the Company issued a press release announcing the signing of the Merger Agreement, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(a) Financial statements of business acquired

Not applicable

(b) Pro forma financial information

Not applicable

(c) Shell company transactions

Not applicable

(d) Exhibits

2.1	Agreement and Plan of Merger dated as of July 1, 2009 by and between The NewsMarket, Inc. and TNM Group Incorporated and Medialink Worldwide Incorporated.

4.1	Amendment No. 1 to Preferred Stock Rights Agreement entered into as of July 1, 2009 by and between Medialink Worldwide Incorporated and Mellon Investor Services LLC.

10.1	Separation Agreement and General Release effective as of July 1, 2009 by and between Medialink Worldwide Incorporated and Laurence Moskowitz.
10.12	Separation Agreement and General Release effective as of July 1, 2009,by and between Medialink Worldwide Incorporated and Kenneth Torosian.
10.13	Separation Agreement and General Release effective as of July 1, 2009 by and between Medialink Worldwide Incorporated and Lawrence Thomas.
10.17	Stockholder Voting Agreement dated as of July 1, 2009 by and among named Shareholders, Medialink Worldwide Incorporated, The NewsMarket, Inc., and TNM Group Incorporated.
99.1	Press release of the Company dated July 1, 2009 entitled “Medialink Worldwide Announces Signing of Merger Agreement.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medialink Worldwide Incorporated
Registrant

Date: July 8, 2009	By:	/s/ Kenneth Torosian
Kenneth Torosian
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of July 1, 2009 by and between The NewsMarket, Inc. and TNM Group Incorporated and Medialink Worldwide Incorporated.
4.1	Amendment No. 1 to Preferred Stock Rights Agreement entered into as of July 1, 2009 by and between Medialink Worldwide Incorporated and Mellon Investor Services LLC.
10.1	Separation Agreement and General Release effective as of July 1, 2009 by and between Medialink Worldwide Incorporated and Laurence Moskowitz.
10.12	Separation Agreement and General Release effective as of July 1, 2009 by and between Medialink Worldwide Incorporated and Kenneth Torosian.
10.13	Separation Agreement and General Release effective as of July 1, 2009 by and between Medialink Worldwide Incorporated and Lawrence Thomas.
10.17	Stockholder Voting Agreement dated as of July 1, 2009 by and among named Shareholders, Medialink Worldwide Incorporated, The NewsMarket, Inc., and TNM Group Incorporated.
99.1	Press release of the Company dated July 1, 2009, entitled “Medialink Worldwide Announces Signing of Merger Agreement.”